Exhibit 23.11

[Letterhead of Gustavson Associates, LLC]

The undersigned, Gustavson Associates, LLC, hereby states as follows:

Our firm prepared an independent review, completed in 2006 (the “2006 Review”) concerning mineralized material in the Mt. Todd property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Part I – Financial Information – Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other – Gold Resource Estimate for Mt. Todd Gold Mine” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Form 10-Q”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2006 Review, including the reference to our firm included with such information, as set forth above in the Form 10-Q.

Gustavson Associates, LLC

By:	/s/ John W. Rozelle
Name:	John W. Rozelle, P.G.
Title:	Principal Geologist

August 16, 2006